NOTE AGREEMENT

$ ________________Issuance Date:  ______________

San Francisco, California

1. Note Terms.

For value received, US Capital Global Lending LLC a Delaware limited liability company (the “Company”), promises to pay to INVESTOR (the “Holder”) the outstanding principal amount of _____________________________.

2. Security Interest.

The Company shall grant to the Holder certain Securities stipulated in the Security Agreement, enclosed herein as Annex I. All Securities shall have a first priority senior lien over gold, gold backed debt and gold backed assets as specified in the Security Agreement in pari-passu with other note holders, except otherwise explicitly stated in the Security Agreement and a senior subordinated lien over other Company non-gold related assets which may be junior to other liens.

3. Purpose.

The Company shall apply the outstanding principal amount provided by the Holder under this Note for the purpose of making direct and indirect loans secured by gold and gold backed assets.

4.Interest.

Interest shall accrue at a rate of seven percent (7%) per annum on the outstanding principal amount, to the extent funds are available to pay Holder.

5.Maturity.

All principal and interest on the Note shall become due and payable in full, on demand after 60 months with 90 days prior written notice, subject to Company liquidity. All such payments shall be made on a first come, first served basis. Holder shall be entitled to request redemption from Company with 90 days prior written notice to Company and subject to Company liquidity. If a payment demand cannot be fully satisfied the Holder’s request will be rolled over as a demand for an additional 90 days, unless withdrawn by Holder, and will maintain any priority over any lower priority existing or subsequent demands.

6. Default.

The unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the insolvency of the Company, (ii) the commission of any act of bankruptcy by the Company, (iii) the execution by the Company of a general assignment for the benefit of creditors, (iv) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or (v) the appointment of a receiver or trustee to take possession of the property or assets of the Company (vi) any breach of the Security Agreement attached hereto and executed contemporaneously to this Promissory Note (vii) Company fails to make payment of any principal or interest on the Notes when due, which continues for 60 days, a cure period if sufficient funds are available (viii) Company materially defaults in any other way which continues for 120 days, a cure period.

7. Payments; Prepayment.

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof from time to time designates in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

8. Transfer, Successors, and Assigns.

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

9. Governing Law.

This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

10.Arbitration.

(a)Any dispute, claim, or controversy arising out of or relating to this Agreement, including any claims of fraud or fraud in the inducement, and any claims related to the scope or applicability of this agreement to arbitrate, shall be resolved by final and binding arbitration administered by a single FINRA arbitrator (the “Arbitrator”) in San Francisco, California.

(b)Governing Law and Procedure.  The Arbitrator may grant injunctions and other relief in such disputes. The Arbitrator shall administer and conduct any arbitration in accordance with Delaware law, and the Arbitrator shall apply substantive and procedural Delaware law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the FINRA Rules conflict with Delaware law, Delaware law shall take precedence.

(c)Final Award.  The Arbitrator shall issue a written award. The award shall be binding and final and a judgment may be entered upon the award in any court of competent jurisdiction. The prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Notwithstanding the confidentiality of the arbitration proceedings as set forth below in paragraph (g), the final award shall not be confidential.

(d)Costs.  The parties shall each pay equal shares of the costs and expenses of such arbitration and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the Arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. If the Arbitrator determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the Arbitrator may award the prevailing party an appropriate percentage of the costs and expenses incurred by the prevailing party.

(e)Waiver of Jury Trial. By entering into this term sheet, each party waives the right to a trial by jury.

(f)Injunctive Relief.  Notwithstanding the foregoing, this provision will not prevent either party from seeking provisional injunctive relief from any court having jurisdiction over the parties and the subject matter of their dispute relating to this agreement

(g)Confidentiality.  The parties agree that the arbitration shall be confidential and that no party shall disclose to any person who is not an officer, director, employee or limited partner of a party (or any prospective transferee of the Membership Interest or a part thereof) any document filed at FINRA or exchanged between the parties or testimony presented (or any summaries or quotations thereof) in connection with the arbitration that is designated either on the document or on the testimonial record as “Confidential” (the “Confidential Information”).  If, in connection with any judicial proceedings to modify, vacate or confirm any order or award, Confidential Information must be filed with any court, the party submitting such Confidential Information shall file such Confidential Information under seal and shall also file a motion with the court requesting that the Confidential Information remain under seal and no party shall oppose such request. The final award shall not be confidential.

11. Notices.

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, email, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, email or facsimile number as set forth below or as subsequently modified by written notice.

12. Amendments and Waivers.

Any term of this Note may be amended only with the written consent of the Company and the Holder.  Any amendment or waiver effected in accordance with this paragraph 6 shall be binding upon the Company, the Holder and each transferee of any Note.

13. No Individuals Liable.

In no event shall any officer, director or employee of the Company be liable for any amounts due or payable pursuant to this Note.

14. Digital and Counterparts.

This Note may be converted to a digital agreement at any time by the Company, and Noteholder agrees to follow any instructions necessary for such conversion. This Note may be executed by electronic signatures in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

15. Action to Collect on Note.

If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

16. Loss of Note.

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

{Signature Page Follows}

IN WITNESS WHEREOF, the Company has executed or caused to be executed this Note Agreement.

COMPANY:
US Capital Global Lending LLC By: Jeffrey Sweeney Title: Managing Partner US Capital Global Investment Management LLC, Managing Member

AGREED AND ACCEPTED:
Investor Name

Name: XXXXXXXXXXXX

ANNEX I

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is made as of _________________ by and between US Capital Global Lending LLC a Delaware limited liability company with address 555 Montgomery Street, Suite 1501, San Francisco, CA 94111 USA (“Debtor”) and ___________________________ (“Secured Party”).

OHSUSA:765475804.2

For and in consideration of the promises, covenants and agreements herein set forth, the parties hereto agree as follows:

1. Debt. The Debtor has incurred an indebtedness to the Secured Party and, to evidence the indebtedness, has executed and delivered to Secured Party a Note Agreement (the “Note”) of even date herewith, payable to the order of the Secured Party, providing for payments of principal and interest and maturity as provided for therein.

2. Collateral. Debtor hereby grants the Secured Party a security interest in the property described on Exhibit A and incorporated herein by reference together with all similar property now owned or hereafter acquired, additions, substitutions, replacements, proceeds and products thereof, wherever located. All items in which a security interest is granted hereby are referred to as the “Collateral.”

3. Indebtedness Secured. The security interest granted hereby is to secure payment of the following (the “Indebtedness”): (a) The amounts due under the Note, together with interest, fees and other charged provided for therein;(b) All future advances which Secured Party may, at its option and for any purpose, make to Debtor, together with interest thereon; (c) All sums which Secured Party may, at its option, expend or advance for the maintenance, preservation and protection of the Collateral, including without limitation, payment of taxes, levies, assessments, insurance premiums and discharge of liens, together with interest thereon, or in any other property given as security for payment of the Indebtedness; (d) All expenses, including reasonable attorneys’ fees, which Secured Party incurs in connection with collection of any or all Indebtedness secured hereby or in enforcement or protection of its rights hereunder, or any other instrument given as security for the Note, or in changes in form of such Indebtedness which may be made from time to time by agreement between Debtor and Secured Party, together with interest thereon; (e) All other present or future, direct or indirect, absolute or contingent, liabilities, obligations and indebtedness of Debtor to Secured Party, however created, and specifically including all or part of any renewal or extension of the Note whether or not the Debtor executes any extension agreement or renewal instruments.

4. Warranties and Covenants of Debtor. Debtor expressly warrants and covenants and agrees that: (a) Debtor is and will continue to be the owner of the Collateral free from any lien, security interest or encumbrance, other than that liens which may be senior for non-gold related debt and assets, as created by this Security Agreement or in pari passu to this Security Agreement; Debtor will defend the Collateral against all claims and demands of all other persons at any time claiming the same or any interest therein who are not pari passu to the Secured Party except for those who are senior for non-gold related debt and assets; and Debtor will not sell the Collateral (except in the ordinary course of business) without the prior written consent of the Secured Party; (b) Debtor will pay the Indebtedness to Secured Party as the same becomes due and payable; (c) Debtor will pay as they become due all taxes or other liens or claims which may become a charge against the

Collateral; (d) Debtor will reasonably maintain the Collateral; (e) Debtor will indemnify and hold the Secured Party harmless from any and all loss, damage, injury or other casualty to persons or property caused or occasioned by the maintenance, operation and use of the Collateral by Debtor, its agents, invitees or employees;(f) Debtor will supply Secured Party with a current list specifying the Collateral at the request of Secured Party; (g) With respect to any Collateral to be purchased with monies advanced by Secured Party to Debtor, this Security Agreement creates a purchase money security interest; (h) Debtor will execute and deliver such other and further instruments and will do such other and further act as in the opinion of the Secured Party may be necessary or desirable to carry out more effectually the purposes of this instrument, including, without limiting the generality of the foregoing: 1) prompt correction of any defect which may hereafter be discovered in the title to the Collateral or in the execution and acknowledgment of this instrument, the Note, or any other document used in connection herewith; and 2) prompt execution and delivery of all other documents or instruments which in the opinion of the Secured Party are needed to transfer effectually the Collateral or the proceeds or the Collateral to the Secured Party. (i) Debtor is duly organized and validly existing under the laws of the State of Delaware and the execution of this Agreement has been authorized and approved by all parties necessary to authorize the same. Debtor has full power and authority to carry on its business as now being conducted with full power and authority to enter into this Agreement and effect the transactions contemplated to be effected by and under the terms of this Agreement; (j) There is no pending or threatened litigation, claim for infringement, proceeding or investigation by any governmental authority or any other person known to Debtor against or otherwise affecting Debtor or any of its assets or its officers, partners, directors or agents in their capacities as such, nor does the Debtor know of any ground for any such litigation, infringement claims, proceedings or investigations; (k) No contract or organizational document prohibits any term or condition of this Security Agreement; (l) The execution and delivery of this Security Agreement will not violate any known law or agreement governing the Debtor or to which the Debtor is a party.

5. Secured Party’s Right to Discharge. At its option, Secured Party may discharge taxes, liens, assessments, security interest or other encumbrances at any time levied or placed on the Collateral, may pay for premiums for insurance on the Collateral, costs of maintenance or preservation of the Collateral, and any other charges or expenses or perform any obligation imposed upon Debtor hereunder. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party, pursuant to the foregoing authorization. Until reimbursed, the amounts so advanced or expenses incurred shall be part of the Indebtedness to the Note, with interest thereon at the default rate specified in the Note.

6. Possession of Collateral. Until default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement and not inconsistent with any policy of insurance thereon, but upon default Secured Party shall have the right to possession and use of the Collateral.

7. Events of Default. Any one of the following shall constitute a default for purposes of this Security Agreement: (a) If the Debtor uses the Collateral in violation of any statute or ordinance; or (b) If Debtor fails to promptly pay when due all taxes and assessments upon the Collateral or fails to keep the Collateral in good condition and repair and fully insured; or (c) If Debtor fails to pay promptly in full any Indebtedness secured hereby when any part of such Indebtedness becomes due and payable under the Note and is not cured as permitted by the Note; or (d) If Debtor breaches any term, condition, representation or covenant to be performed or observed by Debtor provided in this Security Agreement, the Note or in any other instrument given in connection with or securing part or all of the Indebtedness of Debtor to Secured Party and fails to sure as required by the Note; or (e) If any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor in connection with the Security Agreement proves to have been materially false; or (f) If the Collateral, or any part thereof, is levied upon or seized under any levy or attachment or any other legal process and Collateral is not returned or such levy is not removed within 90 days; or (g) The insolvency (however evidenced) or the commission of any act of insolvency, by Debtor, or the making of an assignment to or for the benefit of creditors of Debtor, or the appointment of a receiver, liquidator, conservator or trustee of Debtor, or its property, or the filing of a voluntary petition or the commencement of any proceeding by Debtor for relief under any bankruptcy, insolvency, reorganization, arrangement or receivership laws, or any other law relating to the relief of debtors of any state or of the United States, or the filing of any involuntary petition (unless and until discharged or dismissed within 90 days after such filing) for the bankruptcy, insolvency, reorganization, arrangement or receivership or the involuntary commencement of any similar proceeding under the laws of any state or of the United States relating to the relief of debtors, against Debtor; or (h) If the Collateral suffers substantial damage or destruction, or if any of the items of Collateral existing from time to time is lost or stolen, and is not repaired or replaced. In the event of default, the Secured Party, at its option, may declare the entire unpaid principal of and the interest accrued on the Indebtedness secured hereby to be forthwith due and payable.

8. Remedies of the Secured Party in Event of Default. Debtor agrees that upon the occurrence of any default set forth above, the full amount remaining unpaid on the Indebtedness secured hereby shall, at the option of Secured Party and without notice, be and become due and payable forthwith, and Secured Party shall then have the rights, options, duties and remedies of a secured party under, and the Debtor shall have the rights and duties of a debtor under, the Uniform Commercial Code of Delaware, including without limitation the right in Secured Party to take possession of the Collateral and of anything found therein, and the right without legal process to enter any premises where the Collateral may be found. Debtor further agrees in any such case to assemble the Collateral and make it available to Secured Party as directed by Secured Party. Secured Party shall have the right and power to sell, at one or more sales, as an entirety or in parcels, in public or private sales as it may elect, the Collateral, or any of it, at such place or places and otherwise in such manner and upon such notice as the Secured Party may deem appropriate, in its sole discretion, and to make conveyance to the purchaser or purchasers; and the Debtor shall warrant title to the Collateral to such purchaser or purchasers. If the Collateral is to be sold in a public sale, the Secured Party may postpone the sale of all or any portion of the Collateral by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Secured Party may make other and successive sales until all of the Collateral is sold. It shall not be necessary for the Secured Party to be physically present at any such sale, or to have constructively in its possession, any or all of the personal property covered by this Security Agreement, and the Debtor shall deliver all of such personal property to the purchaser at such sale on the date of sale, and if it should be impossible or impractical to take actual delivery of such property, then the title and the right of possession to such property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

(a) Judicial Proceedings. Upon occurrence of an event of default, the Secured Party in lieu of or in addition to exercising the power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or of the sale of the Collateral, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder of the sale of the Collateral, or for the enforcement of any other appropriate legal or equitable remedy.

(b) Certain Aspects of a Sale. The Secured Party shall have the right to become the purchaser at any sale held by it or by any court, receiver or public officer, and the Secured Party shall have the right to credit upon the amount of the bid made therefor, the amount payable out of the net proceeds of such sale to it. Recitals contained in any covenant made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, non-payment of the unpaid principal sum of, and the interest accrued on, the Indebtedness after the same has become due and payable, and advertisement and conduct of such sale in the manner provided herein.

(c) Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by judicial proceedings, the receipt of the Secured Party, or of the officer making sale under judicial proceedings, shall be sufficient to discharge the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt to the Secured Party or of such officer, be obligated to see the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

(d) Effect of Sale. Any sale or sales of the Collateral, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Debtor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Debtor, Debtor’s successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Debtor or Debtor’s successors or assigns; nevertheless, the Debtor, if so requested by the Secured Party, shall join in the execution and delivery of all property conveyances, assignments and transfers of the properties so sold.

(e) Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof, whether under and conferred or by virtue of judicial proceedings, shall be applied as follows: i) To the payment of all expenses incurred by the Secured Party in any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and attorneys’ fees; ii) To the payment of the Indebtedness with interest to the date of such payment; iii) Any surplus thereafter remaining shall be paid to the Debtor or Debtor’s successors or assigns, as their interests shall appear.

(f) Debtor’s Waiver of Appraisement, Marshaling, Etc., Rights. The Debtor agrees, to the full extent that the Debtor may lawfully so agree, that the Debtor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Agreement or the sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to any provision hereof; and the Debtor, for Debtor and all who may claim through or under Debtor now or hereafter, hereby waives the benefit of all such laws. The Debtor, for the Debtor and all who may claim through or under Debtor, waives any and all right to have the Collateral marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Secured Party or any court having jurisdiction to foreclose such lien may sell the Collateral as an entirety.

(g) Costs and Expenses. All costs and expenses for retaking, holding, storing, preparing for sale, selling and documenting such transactions (including attorneys’ fees) incurred by the Secured Party in protecting and enforcing its rights hereunder, shall constitute a demand obligation owing by the Debtor to the Secured Party at the effective rate of interest of the Note, all of which shall constitute a portion of the Indebtedness.

(h) Operation of Property by the Secured Party. Upon the occurrence of an event of default and in addition to all other rights herein conferred on the Secured Party, the Secured Party (or any person, firm or corporation designated by the Secured Party) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Collateral, and to exclude the Debtor, and the Debtor’s agents or servants, wholly therefrom and to hold, use, administer, manage and operate the same to the extent that the Debtor shall be at the time entitled and in its place. The Secured Party, or any person, firm or corporation designated by it, shall have the right to collect, receive and receipt for all payments with respect to the Collateral or the goods, services produced and sold from the Collateral, and to exercise every power, right and privilege of the Debtor with respect to the Collateral.

9. Notification. Any requirement of the Uniform Commercial Code of reasonable notification of the time and place of any public sale, or the time after which any private sale or other disposition is to be made, shall be met by mailing to the Debtor at the address shown at the beginning of this Agreement, at least five days’ prior notice of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made. Debtor shall be and remain liable for any deficiency remaining after applying the proceeds of disposition of the Collateral as provided in this Security Agreement.

10. No Waiver. The making of this Security Agreement shall not waive or impair any other security Secured Party may have or hereafter acquire for the payment of the Indebtedness, nor shall the taking of any such additional security waive or impair this Security Agreement; but Secured Party may resort to any security it may have in the order it may deem proper, and Secured Party shall retain its rights to set-off against Debtor, notwithstanding any rights to the Collateral hereunder.

11. Advances by the Secured Party. Each and every covenant herein contained shall be performed and kept by the Debtor solely at the Debtor’s expense. If the Debtor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, the Secured Party, or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same on the Debtor’s behalf, and the Debtor hereby agrees to repay such sums upon demand plus interest as a part of the Indebtedness. No such advance shall be deemed to relieve the Debtor from any default hereunder.

12. Defense of Claims. The Debtor will notify the Secured Party in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Collateral or any part thereof, and will take such action, employing attorneys acceptable to the Secured Party or, as may be necessary to preserve the Debtor’s and the Secured Party’s rights affected thereby; and should the Debtor fail or refuse to take any such action, the Secured Party may, upon giving prior written notice thereof to the Debtor, take such action on behalf and in the name of the Debtor and at the Debtor’s expense. The Secured Party may also take such independent action in connection therewith as it may, in its discretion, deem proper, the Debtor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest, will, on demand, be reimbursed to the Secured Party, or any receiver appointed hereunder, and shall become part of the Indebtedness.

13. Payment of the Indebtedness. If the Indebtedness shall be fully paid and the covenants herein contained shall be performed, the entire right, title and interest of the Secured Party shall thereupon cease; and the Secured Party in such case shall, upon the request of the Debtor and at the Debtor’s cost and expense, deliver to the Debtor proper instruments acknowledging satisfaction of this Security Agreement.

14. Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness may be given at any time and amendments may be made to agreements relating to any part of the Indebtedness without notice to or consent of the Debtor. The Secured Party may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conveyed by this Security Agreement, which shall continue as a lien upon the Collateral not expressly released until the Indebtedness secured hereby is fully paid.

15. Release. No release from the lien of this Security Agreement or any part of the Collateral by Secured Party shall in any way alter, vary, or diminish the force, effect or lien of this Security Agreement on the balance of the Collateral.

16. Subrogation. This Security Agreement is made with full substitution and subrogation of Secured Party in and to all covenants and warranties by another heretofore given or made in respect of the Collateral or any part thereof.

17. Governing Law. This Security Agreement shall be governed by the laws of the State of Delaware.

18. Arbitration.

(a)Any dispute, claim, or controversy arising out of or relating to this Agreement, including any claims of fraud or fraud in the inducement, and any claims related to the scope or applicability of this agreement to arbitrate, shall be resolved at the request of any party to this term sheet final and binding arbitration administered by a single FINRA arbitrator (the “Arbitrator”) in San Francisco, California.

(b)Governing Law and Procedure.  The Arbitrator may grant injunctions and other relief in such disputes. The Arbitrator shall administer and conduct any arbitration in accordance with Delaware law, and the Arbitrator shall apply substantive and procedural Delaware law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the FINRA Rules conflict with Delaware law, Delaware law shall take precedence.

(c)Final Award.  The Arbitrator shall issue a written award. The award shall be binding and final and a judgment may be entered upon the award in any court of competent jurisdiction. The prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Notwithstanding the confidentiality of the arbitration proceedings as set forth below in paragraph (g), the final award shall not be confidential.

(d)Costs.  The parties shall each pay equal shares of the costs and expenses of such arbitration and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the Arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. If the Arbitrator determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the Arbitrator may award the prevailing party an appropriate percentage of the costs and expenses incurred by the prevailing party.

(e)Waiver of Jury Trial. By entering into this agreement, each party waives the right to a trial by jury.

(f)Injunctive Relief.  Notwithstanding the foregoing, this provision will not prevent either party from seeking provisional injunctive relief from any court having jurisdiction over the parties and the subject matter of their dispute relating to this agreement

(g)Confidentiality.  The parties agree that the arbitration shall be confidential and that no party shall disclose to any person who is not an officer, director, employee or limited partner of a party any document filed at FINRA or exchanged between the parties or testimony presented (or any summaries or quotations thereof) in connection with the arbitration that is designated either on the document or on the testimonial record as “Confidential” (the “Confidential Information”).  If, in connection with any judicial proceedings to modify, vacate or confirm any order or award, Confidential Information must be filed with any court, the party submitting such Confidential Information shall file such Confidential Information under seal and shall also file a motion with the court requesting that the Confidential Information remain under seal and no party shall oppose such request. The final award shall not be confidential.  N/A

19. Instrument and Assignment, Etc. This Security Agreement shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof.

20. Limitation on Interest. No provision of this Security Agreement or of the Indebtedness shall require the payment or permit the collection of interest in excess of the maximum permitted by law or which is otherwise contrary to law. If any excess of interest in such respect is herein or in the Indebtedness provided for, or shall be adjudicated to be so provided for herein or in the Indebtedness, the Debtor shall not be obligated to pay such excess.

21. Unenforceable or Inapplicable Provisions. If any provision hereof or of the Indebtedness is invalid or unenforceable in any jurisdiction, or with respect to any person or property, the other provisions hereof or of the Indebtedness in such jurisdiction and the application thereof to any other person or property, shall remain in full force and effect, and the remaining provisions hereof shall be liberally construed in favor of the Secured Party in order to effectuate the provisions thereof. The invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

22. Rights Cumulative. Each and every right, power and remedy herein given to the Secured Party shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Secured Party, and the exercise, or the beginning of the exercise, or any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Secured Party in the exercise of any right, power or remedy shall impair any such right, power or remedy then or thereafter existing.

23. Waiver by the Secured Party. Any and all covenants in this Security Agreement may from time to time by instrument in writing signed by the Secured Party be waived to such extent and in such manner as the Secured Party may desire, but no such waiver shall ever affect or impair the Secured Party’s rights or liens hereunder, except to the extent specifically stated in such written instrument.

24. Successors and Assigns. This Security Agreement is binding upon the Debtor, the Debtor’s successors and assigns, and shall inure to the benefit of the Secured Party, its successors and assigns.

25. Section Headings. The section headings in this instrument are inserted for convenience and shall not be considered a part of this Security Agreement or used in its interpretation.

26. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original, and all of which are identical except that, to facilitate filing and recordation, in any particular counterpart portions of the Exhibits hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded may have been omitted. All counterparts shall together constitute but one and the same instrument.

27. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, email, overnight delivery service or confirmed facsimile, or 48 hours after being dispatched by internationally recognised courier service deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, email or facsimile number as set forth below or as subsequently modified by written notice.

Name of party	Address	Email address	Marked for the attention of
The Secured Party		email:	Directors
The Debtor	US Capital Global Lending LLC 555 Montgomery Street, Suite 1501, San Francisco, CA 94111 USA	email: jeff@uscapglobal.com	Jeffrey Sweeney

{Signature Page Follows}

IN WITNESS WHEREOF, the Debtor has executed or caused to be executed this Security Agreement.

DEBTOR: US Capital Global Lending LLC

By: Jeffrey Sweeney

Title: Managing Partner US Capital Global

Investment Management LLC, Managing Member

SECURED PARTY: _______________________________

____________________________________
By:

EXHIBIT A

1.First priority lien on all gold, gold backed debt and gold backed assets of US Capital Global Lending LLC and a senior subordinated lien over other non-gold related assets of US Capital Global Lending LLC which may be junior to other liens.